AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 2005.

Registration No. 333-109318

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

LONG BEACH SECURITIES CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

33-0917586
(I.R.S. Employer Identification No.)

1400 South Douglass Road, Suite 100
Anaheim, California 92806
(714) 939-5200
(Address, Including Zip Code, and
Telephone Number, Including Area
Code, of Registrant's Principal Executive Offices)

David H. Zielke
LONG BEACH SECURITIES CORP.
c/o Washington Mutual
1201 Third Avenue
Seattle, Washington 98101
(206) 377-6022
(Name, Address, Including Zip Code,
and Telephone Number, Including
Area Code, of Agent For Service)

____________________

Copies to:

Mark Levie, Esq. Orrick, Herrington & Sutcliffe LLP Old Federal Reserve Bank Building 400 Sansome Street San Francisco, California 94111	Michael Gamsky, Esq. Heller Ehrman LLP 701 Fifth Avenue Suite 6100 Seattle, Washington 98104

     Approximate date of commencement of proposed sale to the public:

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

EXPLANATORY NOTE

            Post-Effective Amendment No. 1 is being filed for the purpose of including the additional undertakings required by Regulation AB (17 CFR 229.1105).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 17. UNDERTAKINGS.

A.        UNDERTAKING PURSUANT TO RULE 415.

            The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.         UNDERTAKING IN CONNECTION WITH INCORPORATION BY REFERENCE OF CERTAIN FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

            The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.         UNDERTAKING IN RESPECT OF INDEMNIFICATION.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 in the Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

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D.        FILINGS REGARDING ASSET-BACKED SECURITIES INCORPORATING BY REFERENCE SUBSEQUENT EXCHANGE ACT DOCUMENTS BY THIRD PARTIES.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.         FILINGS REGARDING ASSET-BACKED SECURITIES THAT PROVIDE CERTAIN INFORMATION THROUGH AN INTERNET WEB SITE.

            The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S‑T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement.  In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S‑T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

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SIGNATURES AND POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S‑3 and has duly caused Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on the 30th day of November, 2005.

LONG BEACH SECURITIES CORP.
By:	/s/ Keith Johnson Name: Keith Johnson Title: President

            Each person whose signature appears below does hereby make, constitute and appoint each of David H. Zielke and Richard Careaga his true and lawful attorney with power to execute, deliver and file, for and on his behalf, and in his name and in his capacity or capacities as stated below, Post-Effective Amendment No. 1 to the Registration Statement and all future amendments to the Registration Statement, making such changes in the Registration Statement as such person deems appropriate.

[Signatures continue on following page]

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SIGNATURES AND POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Craig J. Chapman (Craig J. Chapman)	Director	November 30, 2005

/s/ Thomas W. Casey (Thomas W. Casey)	Director	November 30, 2005

/s/ John F. Robinson (John F. Robinson)	Director	November 23, 2005

/s/ Keith Johnson (Keith Johnson)	Director	November 30, 2005

/s/ Keith Johnson (Keith Johnson)	President (Principal Executive Officer)	November 30, 2005

/s/ Larry Breitbarth (Larry Breitbarth)	Controller and Senior Vice President (Principal Accounting Officer)	November 28, 2005

/s/ Suzanne Krahling (Suzanne Krahling)	Chief Financial Officer and Senior Vice President (Principal Financial Officer)	November 22, 2005